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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                 by and between

                                NCO GROUP, INC.,
                          NCO FINANCIAL SYSTEMS, INC.,
                                NCO FUNDING, INC.
                            and NCO OF NEW YORK, INC.

                                       and

                                MELLON BANK, N.A.

                                September 5, 1996


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                                                 TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS; CONSTRUCTION ........................................ 1
     1.1.           Certain Definitions....................................... 1
     1.2.           Construction............................................. 17
     1.3.           Accounting Principles.................................... 18

ARTICLE 2 - THE CREDITS ..................................................... 19
     2.1.           Revolving Credit Loans................................... 19
     2.2.           Uniland Letter of Credit................................. 19
     2.3            Revolving Credit Commitment Fee; Reduction of the
                      Revolving Credit Committed Amounts..................... 20
     2.4            Making of Loans.......................................... 21
     2.5            Interest Rates........................................... 21
     2.6            Prepayments Generally.................................... 22
     2.7            Optional Prepayments..................................... 22
     2.8            Mandatory Prepayments.................................... 22
     2.9            Interest Payment Dates................................... 22
     2.10           Additional Compensation in Certain Circumstances......... 23
     2.11.          Taxes.................................................... 24

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES .................................. 25
     3.1.           Corporate Status......................................... 26
     3.2.           Corporate Power and Authorization........................ 26
     3.3.           Execution and Binding Effect............................. 26
     3.4.           Governmental Approvals and Filings....................... 26
     3.5.           Absence of Conflicts..................................... 26
     3.6.           Audited Financial Statements............................. 27
     3.7.           Interim Financial Statements............................. 27
     3.8.           Absence of Undisclosed Liabilities....................... 28
     3.9.           Absence of Changes....................................... 28
     3.10.          Accurate and Complete Disclosure......................... 28
     3.11.          Projections.............................................. 28
     3.12.          Solvency................................................. 29
     3.13.          Margin Regulations....................................... 29
     3.14.          Partnerships, Etc........................................ 29
     3.15.          Ownership and Control.................................... 29
     3.16.          Litigation............................................... 30
     3.17.          Absence of Events of Default............................. 30
     3.18.          Absence of Other Conflicts............................... 30
     3.19.          Insurance................................................ 30
     3.20.          Title to Property........................................ 31
     3.21.          Intellectual Property.................................... 31
     3.22.          Taxes.................................................... 31
     3.23.          Employee Benefits........................................ 31
     3.24.          Environmental Matters.................................... 31


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     3.25.          Business Interruptions....................................32
     3.26.          Names.....................................................32
     3.27.          Regulation O..............................................33

ARTICLE 4 - CONDITIONS OF LENDING ........................................... 33
     4.1.           Conditions to Initial Loans.............................. 33
     4.2.           Conditions to All Loans.................................. 37


ARTICLE 5 - AFFIRMATIVE COVENANTS ........................................... 38
     5.1.           Basic Reporting Requirements............................. 38
     5.2.           Insurance................................................ 42
     5.3.           Payment of Taxes and Other Potential Charges and

                      Priority Claims........................................ 42
     5.4.           Preservation of Corporate Status......................... 43
     5.5.           Governmental Approvals and Filings....................... 43
     5.6.           Maintenance of Properties................................ 43
     5.7.           Avoidance of Other Conflicts............................. 44
     5.8.           Financial Accounting Practices............................44
     5.9.           Use of Proceeds.......................................... 44
     5.10.          Continuation of or Change in Business.................... 44
     5.11.          Employment of Management................................. 44
     5.12.          Consolidated Tax Return.................................. 45
     5.13.          Fiscal Year.............................................. 45
     5.14.          Bank Accounts.............................................45
     5.15.          Submission of Collateral Documents........................45
     5.16.          Collection of Accounts....................................46
     5.17.          MAB/NCO New York Merger...................................46

ARTICLE 6 - NEGATIVE COVENANTS .............................................. 46
     6.1.           Financial Covenants...................................... 46
     6.2.           Liens.................................................... 47
     6.3.           Indebtedness............................................. 48
     6.4.           Guaranties, Indemnities, etc............................. 48
     6.5.           Loans, Advances and Investments.......................... 49
     6.6.           Dividends and Related Distributions...................... 49
     6.7            Sale-Leasebacks.......................................... 50
     6.8.           Leases................................................... 51
     6.9.           Mergers, Acquisitions, etc............................... 51
     6.10.          Dispositions of Properties............................... 51
     6.11.          Issuance of Stock........................................ 52
     6.12.          Dealings with Affiliates................................. 52
     6.13.          Capital Expenditures..................................... 53
     6.14.          Limitations on Modification of Certain Agreements
                      and Instruments........................................ 53
     6.15.          Limitation on Payments and Modification of
                      Restricted Indebtedness................................ 54
     6.16.          Limitation on Other Restrictions on Dividends by
                      Subsidiaries, etc...................................... 54
     6.17.          Limitation on Other Restrictions on Liens................ 54

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     6.18.          Limitation on Other Restrictions on Amendment of
                      the Loan Documents, etc................................ 54

ARTICLE 7 - DEFAULTS ........................................................ 54
     7.1.           Events of Default........................................ 55
     7.2.           Consequences of an Event of Default...................... 58

ARTICLE 8 - MISCELLANEOUS ................................................... 59
     8.1.           Holidays................................................. 59
     8.2.           Records.................................................. 59
     8.3.           Amendments and Waivers................................... 59
     8.4.           No Implied Waiver; Cumulative Remedies................... 60
     8.5            Notices.................................................. 60
     8.6.           Expenses; Taxes; Indemnity............................... 60
     8.7.           Severability............................................. 62
     8.8.           Prior Understandings..................................... 63
     8.9.           Duration; Survival....................................... 63
     8.10.          Counterparts............................................. 63
     8.11.          Limitation on Payments................................... 63
     8.12.          Set-Off.................................................. 63
     8.13.          Sharing of Collections................................... 64
     8.14.          Successors and Assigns; Participations;
                      Assignments............................................ 65

Schedule 3.1        Corporate Status
Schedule 3.8        Absence of Undisclosed Liabilities
Schedule 3.11       Projections
Schedule 3.14       Partnerships, etc.
Schedule 3.15       Ownership and Control
Schedule 3.19       Insurance
Schedule 3.21       Intellectual Property
Schedule 3.24       Environmental Matters
Schedule 3.26       Names
Schedule 6.2        Permitted Liens
Schedule 6.3        Permitted Indebtedness
Schedule 6.5        Existing Loans, Advances and Investments
Schedule 6.12       Permitted Dealings with Affiliates


Exhibit A           Form of Revolving Credit Note
Exhibit B           Form of Amended and Restated Limited Guaranty
Exhibit C           Form of Warrant Documents
Exhibit D           Form of Amended and Restated Security Agreement
Exhibit E           Form of Amended and Restated Stock Pledge Agreement
Exhibit F           Form of Stock Pledge Agreement
Exhibit G           Form of MAB Guaranty
Exhibit H           Form of MAB Security Agreement
Exhibit I           Form of Insurance Assignments
Exhibit J           Form of Opinion of Blank, Rome, Comisky & McCauley




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Exhibit K           Form of Opinion of Joshua Gindin
Exhibit L           Form of Quarterly Compliance Certificate




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



                      AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 5, 1996, by and between NCO Group, Inc., a Pennsylvania corporation ("NCO Group"), NCO Financial Systems, Inc., a Pennsylvania corporation ("NCO Financial"), NCO Funding, Inc., a Delaware corporation ("NCO Funding"), and NCO of New York, Inc. a New York corporation ("NCO New York")(NCO Group, NCO Financial, NCO Funding and NCO New York are each individually a "Borrower" and collectively the "Borrowers") and Mellon Bank, N.A., a national banking association (the "Lender").

                                    Recitals:

                  A. NCO Financial and the Lender entered into that certain Credit Agreement dated as of July 28, 1995 ("Credit Agreement"), pursuant to which the Lender made available to NCO Financial certain credit facilities.

                  B. On the Second Closing Date (as defined below), NCO New York (as assignee of NCO Financial) will acquire all of the outstanding common stock of Management Adjustment Bureau, Inc. in an acquistion more particularly described in a Stock Purchase Agreement dated as of July 18, 1996 among the owners of the stock and NCO Financial.

                  C. In order to finance the MAB Acquisition, the Borrowers have requested that the Lender amend and restate the Credit Agreement in order to increase the Revolving Credit Commitment to $15,000,000.

                  D. The Borrowers and the Lender have agreed to amend and restate the Credit Agreement and to thereby increase the amount of the Revolving Credit Commitment and amend certain other terms and provisions of the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the Borrowers and the Lender agree that the Credit Agreement is hereby amended and restated in its entirety as follows:

                     ARTICLE 1 - DEFINITIONS; CONSTRUCTION

                  1.1. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:


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                  "Account" shall mean any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

                  "Affiliate" of a Person (the "Specified Person") shall mean
         (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a), and (c) for each individual who is an Affiliate of the Specified Person within the meaning of the foregoing clauses (a) or (b), any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Annual Budget" shall have the meaning set forth in
         Section 5.1 hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the city in which is located the Lender's office.

                  "Capital Expenditures" of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP, and Purchase Money Indebtedness), but excluding any Capital Assets acquired as part of a Permitted Acquisition.

                  "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required

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         under GAAP to be, reported as a liability on the balance sheet of such
         Person at such time as lessee under a Capitalized Lease.

                  "Cash Equivalent Investments" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of nine months from the date of acquisition, (b) commercial paper maturing not in excess of nine months from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause
         (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of nine months from the date of acquisition, or
         (ii) repurchase obligations with a term of not more than seven days for underlying securities of the type referred to in clause (a) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Management" shall mean that a majority of the Board of Directors of NCO Group shall be other than those who were directors on the date hereof, or Michael Barrist or Charles Piola, Jr. shall die, become disabled, shall be terminated from employment with NCO Group (voluntarily or involuntarily), or for any reason shall cease to serve as President and Executive Vice President, respectively, of NCO Group, having duties and responsibilities substantially similar to those held by them on the date hereof; provided, however, that (a) the disability of Michael Barrist shall not fall within the definition of a Change of Management, so long as within thirty (30) calendar days of such disability NCO Group has delivered to the Lender a succession plan which is acceptable to the Lender in its sole and absolute discretion,
         (b) after a Qualified IPO, the termination from employment of Michael Barrist with NCO Group (voluntarily or involuntarily) shall not fall within the definition of a

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         Change of Management, so long as a replacement is hired within thirty
         (30) calendar days of such termination who is reasonably acceptable to the Lender in its sole and absolute discretion, (c) the disability of Charles Piola (to the extent such disability prevents Charles Piola from performing his duties with NCO Group for ninety (90) consecutive days) shall not fall within the definition of a Change of Management, so long as NCO Group has delivered to the Lender a succession plan which is acceptable to the Lender, and (d) after a Qualified IPO, the termination from employment of Charles Piola with NCO Group (voluntarily or involuntarily) shall not fall within the definition of a Change of Management.

                  "Closing Date" shall mean the date of the first Loan under the Credit Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" shall mean the property from time to time subject to or purported to be subject to the Liens of the Security Documents.

                  "Consolidated Current Assets" at any time shall mean the "current assets" of NCO Group and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Current Liabilities" at any time shall mean the "current liabilities" of NCO Group and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, except that Consolidated Current Liabilities shall include the aggregate amount of Revolving Credit Loans to the extent not included in "current liabilities" in conformity with GAAP.

                  "Consolidated Current Ratio" at any time shall mean the ratio of the Consolidated Current Assets at such time to the Consolidated Current Liabilities at such time.

                  "Consolidated EBIT" for any period, with respect to NCO Group and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period, (c) charges against income for foreign, federal, state and local income taxes for such period, (d) extraordinary losses to the extent included in determining such Consolidated Net

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         Income, minus (e) extraordinary gains to the extent included in determining such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" for any period, with respect to NCO Group and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated EBIT for such period, (b) depreciation expense for such period, and (c) amortization expense for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Funded Debt" shall mean all obligations of NCO Group and its consolidated Subsidiaries incurred from time to time for Indebtedness, including without limitation the Obligations and Purchase Money Indebtedness.

                  "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBIT for such period to the Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" for any period shall mean the total interest expense of NCO Group and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of NCO Group and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be deducted therefrom
         (a) the income (or deficit) of any Person accrued prior to the date it becomes a consolidated Subsidiary or is merged into or consolidated acquired by or combined with NCO Group or any consolidated Subsidiary in a business combination accounted for as a pooling of interests, including, in the case of a successor to NCO Group or any consolidated Subsidiary by consolidation or merger or transfer of assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (b) income or loss accounted for by NCO Group on the equity method because of the income (or deficit) during such period of any Person (other than a consolidated Subsidiary) in which NCO Group or any consolidated Subsidiary has an ownership interest, but the deduction for such equity income shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by NCO Group or such consolidated Subsidiary in the form of cash or property dividends or similar distributions, (c) income or loss of a foreign Subsidiary, but the deduction for such Subsidiary income shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by NCO Group or such consolidated Subsidiary in the

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         form of cash or property dividends or similar distributions, not subject to foreign currency translation, (d) the undistributed earnings of any consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary is restricted (whether such restriction arises by operation of Law, by agreement, by its articles of incorporation or by-laws (or other constituent documents), or otherwise), (e) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made against income during such period, and (f) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of NCO Group or any consolidated Subsidiary.

                  "Consolidated Net Worth" at any time shall mean the total amount of stockholders' equity of NCO Group and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                  "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with any Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Credit Agreement" shall mean the Credit Agreement between NCO Financial and the Lender dated as of July 28, 1995.

                  "Debt Service Coverage Ratio" shall mean the ratio of (a) Consolidated Net Income, plus depreciation, plus amortization, for the immediately preceeding 12 month period, to (b) Consolidated Interest Expense for the immediately preceeding 12 month period, plus current maturities of any outstanding Indebtedness.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                  "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

                  "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice,

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         claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental

         Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Event of Default" shall mean any of the Events of Default described in Section 7.1 hereof.

                  "Final S Corp. Distribution" shall mean the final distribution by NCO Financial to its shareholders of its accumulated adjustment account, in an amount equal to all previously taxed but undistibuted S corporation earnings of NCO Financial, estimated to be approximately $3,000,000 as of September 1, 1996.

                  "GAAP" shall have the meaning set forth in Section 1.3 hereof.

                  "Governmental Action" shall have the meaning set forth in Section 3.4 hereof.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guarantors" shall mean Michael Barrist, Charles Piola, Jr., Bernie Miller and Annette Barrist.

                  "Guaranty Equivalent" shall have the meaning set forth below:
         A Person (the "Deemed Guarantor") shall be deemed to subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

                  "Indebtedness" of a Person shall mean:

                           (a) All obligations on account of money borrowed by,
                  or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                           (b) All obligations of such Person evidenced by
                  bonds, debentures, notes or similar instruments;

                           (c) All obligations of such Person for the deferred
                  purchase price of property or services, including without limitation, with respect to the Borrower, all obligations incurred by the Borrower to a seller in connection with any Permitted Acquisition;

                           (d) All obligations secured by a Lien on property
                  owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                           (e) The face amount of all letters of credit issued
                  for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

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                           (f) All obligations of such Person in respect of
                  acceptances or similar obligations issued for the account of such Person;

                           (g) All obligations of such Person under a product
                  financing or similar arrangement described in paragraph
                  8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; and

                           (h) All obligations of such Person under any interest
                  rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

                  "Indemnified Parties" shall mean the Lender, its respective affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" shall mean any loan by the Lender to any Borrower under this Agreement, and "Loans" shall mean all Loans made by the Lender under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Note, the Security Documents, the Warrant Documents, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                  "MAB" shall mean Management Adjustment Bureau, Inc., a New York corporation.

                  "MAB Acquisition" shall mean that certain transaction pursuant to which NCO New York (as assignee of NCO Financial) will acquire all of the outstanding stock of MAB in an acquistion more particularly described in a Stock

         Purchase Agreement dated as of July 18, 1996 among the owners of the stock and NCO Financial.

                  "MAB/NCO New York Merger" shall mean the merger by which NCO New York shall merge into MAB, with MAB as the surviving entity.

                  "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of any Borrower, (b) a material adverse effect on the ability of any Borrower to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Lender to enforce any rights or remedies under or in connection with any Loan Document.

                  "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Borrower or any Controlled Group Member has or had an obligation to contribute.

                  "NCO 1996 Stock Option Plan" shall mean the employee stock option plan to be adopted by NCO Group pursuant to which NCO Group shall issue options to purchase no more than 5,212 shares of its common stock.

                  "NCO Reorganization" shall mean the corporate reorganization of NCO Financial pursuant to which (a) the shareholders of NCO Financial will swap their shares in NCO Financial for an equivalent number of shares in NCO Group, a newly formed Pennsylvania corporation, so that the capitalization of NCO Group shall be identical to the capitalization of NCO Financial prior to the stock-for-stock swap, and NCO Financial shall thereby become a wholly-owned subsidiary of NCO Group, (b) NCO Group shall form NCO Funding, a new wholly-owned subsidiary, as a Delaware corporation, (c) NCO Group shall form NCO New York, a new wholly-owned subsidiary, as a New York corporation.

                  "Net Cash Proceeds" with respect to any property shall mean cash or cash equivalents received by any Borrower from the sale or other disposition of such property, minus the sum of (a) expenses reasonably incurred in respect of such sale or other disposition, (b) any sales or transfer taxes payable as a result of such sale and (c) the amount required to discharge any indebtedness or obligation secured by a

         Lien on such property and required to be discharged in connection with such sale or other disposition.

                  "Net Realizable IPO Proceeds" shall have the meaning set forth in Section 5.14 hereof.

                  "Note" shall mean the Revolving Credit Note of the Borrowers executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings of any thereof in whole or part.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of any Borrower to the Lender from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of all Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lender to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

                  "Participant" shall have the meaning set forth in
         Section 8.13(b) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension-Related Event" shall mean any of the following events or conditions:

                           (a) Any action is taken by any Person (i) to
                  terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section

                  4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                           (b) PBGC notifies any Person of its determination
                  that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                           (c) Any Reportable Event occurs with respect to a Plan;

                           (d) Any action occurs or is taken which could result
                  in any Borrower becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or any Borrower or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                           (e) (i) There occurs any failure to meet the minimum
                  funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or any Borrower or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Permitted Acquisitions" shall mean the MAB Acquisition and any acquisition by any Borrower of all of the properties of any going concern or going line of business; provided, however, that each such business being acquired by such Borrower must (1) have a positive EBITDA for the immediately preceding twelve months prior to the acquisition, after adjustments for unusual expense items, (2) be in the same or a similar line of business as such Borrower, and (3) after recasting such Borrower's financial statements for the immediately preceding twelve month period to include the results of operations from the target of the acquisition, and preparing pro-forma financial statements for the immediately succeeding twelve month period, the combined Borrower and target shall have met the financial covenants described in Section 6.1 of this Agreement for the immediately preceding twelve months prior to the acquisition and on a pro-forma basis for the immediately following twelve month period after the acquisition. The aggregate purchase price of Permitted Acquisitions, other than the MAB Acquisition, shall not exceed $3,500,000, among all Borrowers, in any rolling twelve month period.

                  "Permitted Liens" shall have the meaning set forth in
         Section 6.2 hereof.

                  "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

                  "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which any Borrower or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of
         Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of any Borrower or any Controlled Group Member.

                  "PNC Accounts" shall have the meaning set forth in
         Section 5.14 hereof.

                  "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by any Borrower to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

                  "Postretirement Benefit Obligation" shall mean that portion of the actuarial present value of all Postretirement Benefits expected to be provided by any Borrower which is attributable to employees' service rendered to the date of determination (assuming that such liability accrues ratably over an employee's working life to the earlier of his date of retirement or the date on which the employee would first become eligible for full benefits), reduced by the fair market value as of the date of determination of any assets which are segregated from the assets of such Borrower and which have been restricted so that they cannot be used for any purpose other than to provide Postretirement Benefits or to defray related expenses.

                  "Potential Default" shall mean any event or condition which with notice or the passage of time would constitute an Event of Default.

                  "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by the Lender, as its prime rate. The Prime Rate may be greater or less than other interest rates charged by the Lender to other borrowers and is not solely based or dependent upon the interest rate which the Lender may charge any particular borrower or class of borrowers.

                  "Purchase Money Indebtedness" shall mean at any time any (a) Indebtedness incurred for the deferred purchase price in connection with a Capital Expenditure and (b) Indebtedness for borrowed money of any Borrower which is incurred in connection with a Permitted Acquisition, and which (i) is unsecured, (ii) is fully and permanently subordinated, as to both principal and interest, to any Obligations,
         (iii) contains no financial covenants, and (iv) contains permanent "stand still" or forbearance provisions acceptable to the Lender which apply upon the occurrence of an Event of Default or Potential Default under this Agreement.

                  "Qualified IPO" shall mean an underwritten "best efforts" initial public offering of shares of NCO Group's common stock in which the aggregate net proceeds to NCO Group are at least $9,500,000.

                  "Regular Payment Date" shall mean the first day of each month after the date hereof.

                  "Reportable Event" means (a) a reportable event described in
         Section 4043 of ERISA, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
         Section 4063(b) of ERISA, (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                  "Responsible Officer" shall mean Michael Barrist or Charles Piola, Jr.

                  "Revolving Credit Commitment" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Revolving Credit Commitment Fee" shall have the meaning set forth in Section 2.2(a) hereof.

                  "Revolving Credit Committed Amount" shall mean Fifteen Million Dollars ($15,000,000).

                  "Revolving Credit Loans" shall have the meaning set forth in
         Section 2.1(a) hereof.

                  "Revolving Credit Maturity Date" shall mean July 31,
         1999.

                  "Revolving Credit Note" shall mean the promissory note of the Borrowers executed and delivered under Section 2.1(c) hereof, any promissory note issued in substitution therefor, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Second Closing Date" shall mean September 5, 1996.

                  "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of the date hereof and duly executed on behalf of each Borrower, as it may be amended, modified or supplemented from time to time, and delivered to the Lender pursuant Section 4.1(c) hereof.

                  "Security Documents" shall have the meaning set forth in Section 4.1(e) hereof.

                  "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

                  "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                  "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

                  "Taxes" shall have the meaning set forth in Section
         2.10 hereof.

                  "Uniland L/C shall have the meaning set forth in
         Section 2.2 hereof.

                  "Uniland L/C Committed Amount" shall mean Three Hundred Thousand Dollars ($300,000).

                  "Warrant Documents" shall have the meaning set forth in
         Section 4.1(c) hereof.

                  1.2. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Person's normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.3.  Accounting Principles.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing NCO Financial's financial statements as of December 31, 1994 and for the fiscal year then ended, as referred to in Section
3.6 hereof.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                  (c) If and to the extent that the financial statements generally prepared by the Borrowers apply accounting principles other than GAAP, all financial statements referred to in this Agreement or any other Loan Document shall be delivered in duplicate, one set based on the accounting principles then generally applied by the Borrowers and one set based on GAAP, if different. To the extent this Agreement or such other Loan Document requires financial statements to be accompanied by an opinion of independent accountants, each set of financial statements shall be accompanied by such an opinion.

                             ARTICLE 2 - THE CREDITS

                  2.1.  Revolving Credit Loans.

                  (a) Revolving Credit Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees (such agreement being herein called "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrowers at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. The Lender shall have no obligation to make a Revolving Credit Loan to the extent that the aggregate principal amount of Revolving Credit Loans at any time outstanding would exceed the Revolving Credit Committed Amount.

                  (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder.

                  (c) Revolving Credit Note. The obligation of the Borrowers to repay the unpaid principal amount of the Revolving Credit Loans made by the Lender and to pay interest thereon shall be evidenced in part by a promissory note of the Borrowers, dated the Second Closing Date (the "Revolving Credit Note") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of the Lender in a face amount equal to $15,000,000 ("the Revolving Credit Committed Amount").

                  (d) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date.

                  2.2.  Uniland Letter of Credit.

                           (a) Uniland Letter of Credit Commitment. Subject to
the terms and conditions of this Agreement, the Lender agrees to issue a standby letter of credit for the account of the Borrowers as support for the obligations of MAB under its office lease with Uniland Partnership, L.P. ("Uniland L/C"), in a face amount not to exceed the Uniland L/C Committed Amount. The Uniland L/C shall be issued on a one-time only basis, and the Borrowers may not borrow and reborrow under this commitment.

                           (b) Conditions Precedent to Issuance. The obligation
of the Lender to issue the Uniland L/C is subject to the satisfaction, in addition to the conditions set forth in Article 4 hereof, of the following conditions precedent:

                                    (i)  The Lender shall have received from the
Borrower true and correct copies of the lease and any related documents between MAB and Uniland Partnership, L.P., shall have completed its review of such documents and shall have determined, to its reasonable satisfaction, that such documents are commercially reasonable and customary documents for transactions of this type.

                                    (ii)  The Borrowers shall have executed and
delivered to the Lender such documents as the Lender may reasonably request in connection with the issuance of the Uniland L/C.

                                    (iii)  The Borrowers shall have completed
such other acts and satisfied any other conditions in the Lender's reasonable discretion.

                           (c) Termination of Agreement Prior to Uniland L/C
Expiration. Immediately upon the termination of this Agreement, the Borrower agrees to either: (i) provide to the Lender cash collateral, or collateral in the form of Cash Equivalent Investments, in an amount equal to the maximum amount of the Lender's obligations under the Uniland L/C, or (ii) cause to be delivered to the Lender releases of all of the Lender's obligations under the Uniland L/C. At the Lender's discretion, any proceeds of Collateral received by the Lender after the occurrence and during the continuation of an Event of Default or Potential Default may be held as the cash collateral required by this
Section 2.2(c).

                  2.3. Revolving Credit Commitment Fee; Reduction of the Revolving Credit Committed Amounts.

                  (a) Revolving Credit Commitment Fee. The Borrowers shall pay to the Lender a commitment fee (the "Revolving Credit Commitment Fee") equal to one-half of one percent (1/2%) per annum (based on a year of 360 days and actual days elapsed), for each day from and including the date hereof to but not including the Revolving Credit Maturity Date, on the amount (not less than zero) equal to (i) the Revolving Credit Committed Amount on such day, minus (ii) the aggregate principal amount of the Revolving Credit Loan outstanding on such day. Such Revolving Credit Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid: (x) on each Regular Payment Date,
(y) on the date of each reduction of the Revolving Credit Committed Amount (whether optional or mandatory) on the amount so reduced and (z) on the Revolving Credit Maturity Date.

                  (b) Reduction of the Revolving Credit Committed Amount. The Borrowers may at any time or from time to time reduce the Revolving Credit Committed Amount to an aggregate amount (which may be zero) not less than the sum of the unpaid principal amount of the Revolving Credit Loans then outstanding plus the principal amount of the Revolving Credit Loans not yet made as to which notice has been given by the Borrowers under Section 2.3 hereof. Any reduction of the Revolving Credit Committed Amount shall be in an aggregate amount which is an integral multiple of $500,000. Reduction of the Revolving Credit Committed Amount shall be made by providing not less than three Business Days' notice (which notice shall be irrevocable) to such effect to the Lender. After the date specified in such notice, the Revolving Credit Commitment Fee shall be calculated upon the Revolving Credit Committed Amount as so reduced.

                  2.4. Making of Loans. Whenever a Borrower desires that the Lender make a Revolving Credit Loan, such Borrower shall make a telephonic request to Lender (before 11:00 A.M. Philadelphia time), to be confirmed in writing by such Borrower on the same day by facsimile transmission, and the request shall include the following information (a separate notice being required for each such Loan):

                  (a) The date, which shall be a Business Day, on which such proposed Loan is to be made; and

                  (b) The aggregate principal amount of such proposed Loan, which shall be an integral multiple of $25,000 and which shall not be less than $100,000.

The Lender may rely upon any and all telephonic and written requests and confirmations purported to be made by a Borrower through any Responsible Officer. Unless any applicable condition specified in Article 4 hereof has not been satisfied, on the date specified in such request the Lender shall make the proceeds of the Loan available to such Borrower in funds immediately available.

                  2.5. Interest Rate; Payments Generally; Interest on Overdue Accounts.

                  (a) Interest Rate. The unpaid principal amount of the Loans shall bear interest for each day until due at a per annum rate equal to one and three-eighths percent (1-3/8%) in excess of the Prime Rate.

                  (b) Payments Generally. All payments and prepayments to be made by the Borrowers in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrowers hereunder or under any Loan Document shall be payable in Dollars at 12:00 o'clock Noon, Philadelphia time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.10 hereof. Except for payments under Sections 2.10 and 8.6 hereof, such payments shall be made to the Lender in Dollars in funds immediately available, and payments under Sections
2.10 and 8.6 hereof shall be made to the Lender at such domestic account as it shall specify to the Borrowers from time to time in funds immediately available at such account. Any payment or prepayment received by the Lender after 12:00 o'clock Noon, Philadelphia time, on any day shall be deemed to have been received on the next succeeding Business Day.

                  (c) Interest on Overdue Amounts. After the occurrence and continuance of an Event of Default, to the extent permitted by Law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrowers hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to two percent (2%) in excess of the contract rate described in Section 2.5(a) above. To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any other Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

                  2.6. Prepayments Generally. Whenever a Borrower desires or is required to prepay any part of the Loans, it shall provide notice to the Lender setting forth the following information:

                  (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                  (b)  The total principal amount of such prepayment.

                  2.7. Optional Prepayments. The Borrowers shall have the right at their option from time to time to prepay its Loans in whole or part without premium or penalty. Any such prepayment shall be made in accordance with Section 2.6 hereof.

                  2.8.  Mandatory Payments.

                  (a) Asset Sales. The Borrowers shall prepay a principal amount of the Loans from time to time in an amount not less than the Net Cash Proceeds upon the sale of assets in accordance with Section 6.10(b) hereof, payable to the Lender upon receipt of any Net Cash Proceeds, to the extent that such Net Cash Proceeds exceed $25,000 in the aggregate, among all Borrowers, per annum.

                  (b) Applicability of Certain Provisions. Prepayments required by this Section 2.7 are subject to all of the terms and conditions applicable to prepayments generally pursuant to Section 2.5 hereof and Section 2.9 hereof and to all of the terms and conditions applicable to optional prepayments pursuant to Section 2.6 hereof.

                  2.9. Interest Payment Dates. Interest shall be due and payable on each Regular Payment Date.

                  2.10.  Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of Law) now existing or hereafter adopted:

                           (i) subjects the Lender to any tax or changes the
basis of taxation with respect to all loans made by the Lender which are similar to the Loans in this Agreement, or with respect to payments made under all loans by the Lender which are similar to payments by the Borrowers of principal, interest, commitment fee or other amounts due from the Borrowers hereunder or under the Note (except for taxes on the overall net income or overall gross receipts of the Lender imposed by the jurisdictions (federal, state and local) in which the Lender's principal office is located),

                           (ii) imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, the Lender,

                           (iii) imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Lender, or (B) otherwise applicable to the obligations of the Lender under this Agreement, or

                           (iv) imposes upon the Lender any other condition or
expense with respect to this Agreement, the Note or its making, maintenance or funding of any Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Lender, or, in the case of clause (iii) hereof, any Person controlling the Lender, with respect to this Agreement, the Note or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Lender's or controlling Person's capital, taking into consideration the Lender's or controlling Person's policies with respect to capital adequacy) by an amount which the Lender in its reasonable discretion deems to be material, the Lender may from time to time notify the Borrowers of the amount determined in good faith (using reasonable averaging and attribution methods) by the Lender (which determination shall be conclusive) to be necessary to compensate the Lender for such increase, reduction or imposition in writing together with all relevant calculations and information. Such amount shall be due and payable by the Borrowers to the Lender ten Business Days after such notice is given. A certificate by such Lender as to the amount due and payable under this Section 2.10 from time to time and the method of calculating such amount shall be conclusive, absent manifest error.

                  2.11.  Taxes.

                  (a) Payments Net of Taxes. All payments made by the Borrowers under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                           (i) income or franchise taxes imposed on the Lender
by any Governmental Authority of any jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between the Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                           (ii) income or franchise taxes imposed by any
jurisdiction in which the Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Lender under this Agreement or any other Loan Document, the Borrowers shall pay the relevant amount of such Taxes and the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrowers with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrowers shall send to the Lender for its own account a certified copy of an original official receipt received by the Borrowers showing payment thereof.

                  (b) Indemnity. Each Borrower hereby indemnifies the Lender for the full amount of all Taxes attributable to payments by or on behalf of such Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Lender, and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

                  Each Borrower hereby represents and warrants to the Lender as follows:

                  3.1. Corporate Status. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Borrower has corporate power and authority to own its property and transact the business in which it is engaged or presently proposes to engage. Each Borrower is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable. Schedule 3.1 hereof states as of the date hereof the jurisdiction of incorporation of each Borrower and the jurisdictions in which each Borrower is qualified to do business as a foreign corporation.

                  3.2. Corporate Power and Authorization. Each Borrower has corporate power and authority to execute, deliver, perform, and take all actions contemplated by each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, each Borrower has the corporate power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings.

                  3.3. Execution and Binding Effect. This Agreement and each other Loan Document to which any Borrower is a party and which is required to be delivered on or before the Second Closing Date pursuant to Section 4.1 hereof has been duly and validly executed and delivered by such Borrower. This Agreement and each other Loan Document constitutes, the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  3.4. Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with the execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  3.5. Absence of Conflicts. Neither the execution and delivery of any Loan Document, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof does or will

                  (a) violate or conflict with any Law, or

                  (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any

Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of the Borrower (except for any Lien in favor of the Lender securing the Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower under or in connection with,

                           (i) the articles of incorporation or by-laws (or
other constituent documents) of any Borrower,

                           (ii) any agreement or instrument creating, evidencing
or securing any Indebtedness to which any Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, or

                           (iii) any other material agreement or instrument to
which any Borrower is a party or any of its properties (now owned or hereafter acquired) may be subject or bound.

                  3.6. Audited Financial Statements. NCO Financial has heretofore furnished to the Lender balance sheets of NCO Financial and MAB, respectively, as of December 31, 1995, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, as examined and reported on by Coopers & Lybrand, independent certified public accountants for NCO Financial, and Brock, Schecter & Pollakoff, independent certified public accountants for MAB, who each delivered an unqualified opinion in respect thereof. NCO Financials' financial statements present fairly the financial condition of NCO Financial, as of the end of such fiscal year, and the results of its operations and its cash flows for the fiscal year then ended, all in conformity with GAAP. To the best of the Borrowers' knowledge, after due inquiry, MAB's financial statements present fairly the financial condition of MAB, as of the end of such fiscal year, and the results of its operations and its cash flows for the fiscal year then ended, all in conformity with GAAP.

                  3.7. Interim Financial Statements. NCO Financial has heretofore furnished to the Lender interim company prepared balance sheets of NCO Financial and MAB, respectively, dated May 31, 1996, together with the related consolidated statements of income, cash flows and changes in stockholders' equity for the applicable fiscal periods ending on such date. NCO Financial's financial statements present fairly the financial condition of NCO Financial, as of the end of each such fiscal quarter and the results of its operations and its cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments. To the best of the Borrowers' knowledge, after due inquiry, MAB's financial statements present fairly the financial condition of MAB, as of the end of each such fiscal quarter and the results of its operations and its cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  3.8. Absence of Undisclosed Liabilities. No Borrower has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (w) as disclosed in the financial statements referred to in Sections 3.6 and 3.7 hereof, (x) matters that, individually or in the aggregate, could not have a Material Adverse Effect, (y) as disclosed in Schedule 3.8 hereof, and (z) liabilities, obligations, commitments and losses incurred after December 31, 1995 in the ordinary course of business and consistent with past practices.

                  3.9. Absence of Changes. Since December 31, 1995, there has been no change in the business, operations, condition (financial or otherwise), or prospects of NCO Financial or, to the best of the Borrowers' knowledge, after due inquiry, MAB, which could in either case have a Material Adverse Effect.

                  3.10. Accurate and Complete Disclosure. All information (taken as a whole) heretofore, contemporaneously or hereafter provided (orally or in writing) by any Borrower to the Lender pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Lender as the case may be) and does not or will not (as the case may be) omit to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances in which it was provided. Each Borrower has disclosed to the Lender in writing every fact or circumstance which has, or which could have, a Material Adverse Effect.

                  3.11. Projections. Attached hereto as Schedule 3.11 are projections prepared by the Borrowers demonstrating the projected financial condition and results of operations of the Borrowers, for the period commencing on December 31, 1996 and ending on December 31, 1998, which projections are accompanied by a written statement of the assumptions and estimates underlying such projections. Such projections were prepared on the basis of such assumptions and estimates. Such projections, assumptions and estimates, as of the date of preparation thereof and as of the date hereof, are reasonable, are made in good faith, are consistent with the Loan Documents, and represent each Borrower's best judgment as to such matters. Nothing has come to the attention of the Borrowers which would lead the Borrowers to believe that such projections will not be attained or exceeded. Nothing contained in this Section shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

                  3.12. Solvency. On and as of the Second Closing Date, and after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, each Borrower is and will be Solvent.

                  3.13. Margin Regulations. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock". No Borrower is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". No Borrower owns any "margin stock". Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  3.14. Partnerships, Etc. No Borrower is a partner (general or limited) of any partnership, is a party to any joint venture, or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which the Borrower has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), except for (x) matters set forth in Schedule 3.14 hereof (which reflects the results of the NCO Reorganization and the MAB Acquisition).

                  3.15. Ownership and Control. Schedule 3.15 hereof states as of the date hereof the authorized capitalization of each Borrower, the number of shares of each class of capital stock issued and outstanding of each Borrower and the number and percentage of outstanding shares of each such class of capital stock and the names of the record owners of such shares and the direct or indirect beneficial owners of such shares. The outstanding shares of capital stock of each Borrower have been duly authorized and validly issued and are fully paid and nonassessable. Except as described in Schedule 3.15, there are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Borrower to issue any shares of its capital stock or any other securities.

                  3.16. Litigation. To the best of each Borrower's knowledge, there is no pending or (to such Borrower's knowledge after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against any Borrower, other than alleged violations of the Fair Debt Collection Practices Act which would not cause a Material Adverse Effect.

                  3.17. Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  3.18. Absence of Other Conflicts. No Borrower is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                  (a) any Law to the best of its knowledge, after due inquiry,

                  (b) its articles of incorporation or by-laws (or other constituent documents), or

                  (c) any material agreement or instrument or arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

                  3.19. Insurance. Each Borrower maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 3.19 hereof sets forth a list of all insurance currently maintained by each Borrower, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies except as set forth in such Schedule 3.19.

                  3.20. Title to Property. Each Borrower has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 3.6 hereof or submitted pursuant to Section 5.1(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet), in each case free and clear of all Liens, other than Permitted Liens.

                  3.21. Intellectual Property. Each Borrower owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. Except as described in Schedule 3.21, no Borrower owns any patents, trademarks or copyrights.

                  3.22. Taxes. All tax and information returns required to be filed by or on behalf of any Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon any Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of such Borrower. The reserves and provisions for taxes on the books of each Borrower are adequate for all open years and for its current fiscal period. No Borrower has knowledge of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

                  3.23.  Employee Benefits.  No Borrower has a Plan or
Plans.

                  3.24.  Environmental Matters.

                  (a) Each Borrower, and each of its respective Environmental Affiliates, is and has been in full compliance with all applicable Environmental Laws, except for (x) matters set forth in Schedule 3.24 hereof and (y) matters which, individually or in the aggregate, could not have a Material Adverse Effect. There are to each Borrower's knowledge after due inquiry no circumstances that may prevent or interfere with such full compliance in the future.

                  (b) Each Borrower and its respective Environmental Affiliates has all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for (x) matters set forth in Schedule 3.24 hereof and (y) matters which, individually or in the aggregate, could not have a Material Adverse Effect.

                  (c) There is no Environmental Claim pending or to the knowledge of any Borrower after due inquiry threatened, and there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim, against any Borrower or any of its respective Environmental Affiliates, except for (x) matters set forth in Schedule 3.24 hereof, and (y) matters which, if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  (d) No facility or property now or previously owned, operated or leased by any Borrower or any of its respective Environmental Affiliates is an Environmental Cleanup Site. No Borrower nor any respective Environmental Affiliate has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and no condition exists which could result in the filing of a Lien, against any property of any Borrower or any of its respective Environmental Affiliates under any Environmental Law.

                  3.25. Business Interruptions. Within two (2) years prior to the Second Closing Date, neither the business, property nor operations of any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against any Borrower. To the best of each Borrower's knowledge, there are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by any Borrower.

                  3.26. Names. Within five (5) years prior to the Second Closing Date, neither NCO Financial nor MAB has conducted business under or used any other names (whether corporate or assumed) except for its present corporate name and those names listed in Schedule 3.26 attached hereto and made part hereof. NCO Financial and MAB are each the sole owner of their respective names and any and all business done and all invoices using such name or any names listed in Schedule 3.26 represent sales and business of such Borrower and are owned solely by such Borrower.

                  3.27. Regulation O. No director, executive officer or principal shareholder of any Borrower is a director, executive officer or principal shareholder of the Lender. For the purposes hereof the terms "director" (when used with reference to the Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                        ARTICLE 4 - CONDITIONS OF LENDING

                  4.1. Conditions to Initial Loans. The obligation of the Lender to make Loans on the Second Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent, in addition to the conditions precedent set forth in Section 4.2 hereof:

                  (a) Agreement; Note. The Lender shall have received this Agreement, duly executed by each Borrower, and an executed Revolving Credit Note, in the form of Exhibit "A" hereto, duly executed on behalf of each Borrower.

                  (b) Nonrecourse Guaranty. The Lender shall have received, from the Guarantors, an Amended and Restated Limited Guaranty Agreement, substantially in the form of Exhibit "B" hereto (as amended, modified or supplemented from time to time, the "Guaranty"), duly executed on behalf of each Guarantor.

                  (c) Warrant Documents. The Lender shall have received the 1996 Warrant Agreement, the Amendment to Warrant Agreement, the Common Stock Purchase Warrant (3,770 Warrant Shares), the Common Stock Purchase Warrant (1,000 Warrant Shares) and the Amended and Restated Registration Rights Agreement, in substantially the form of Exhibit "C" hereto (as amended, modified or supplemented from time to time, each a "Warrant Document" and collectively the "Warrant Documents"), duly executed on behalf of each Borrower.

                  (d) Facility Fee. The Lender shall have received a facility fee ("Facility Fee") from the Borrower of $40,000, representing the unpaid balance of a total facility fee of $80,000.

                  (e) Certain Security Documents Pertaining to Personal Property. The Lender shall have received the following documents (as amended, modified or supplemented from time to time, each a

"Security Document" and collectively the "Security Documents"), each of which shall be in form and substance satisfactory to the Lender, (except for the certificates representing the stock certificates and other instruments pledged pursuant to such Security Documents and the stock powers delivered in connection therewith):

                           (i)  Executed copies of each of the following:

                                    (A) An Amended and Restated Security
Agreement, duly executed on behalf of each Borrower, in substantially the form of Exhibit "D" hereto (as amended, modified or supplemented from time to time, the "Security Agreement").

                                    (B) An Amended and Restated Stock Pledge
Agreement, duly executed on behalf of the Guarantors, in substantially the form of Exhibit "E" hereto (as amended, modified or supplemented from time to time, the "Guarantor Pledge Agreement").

                                    (C) A Stock Pledge Agreement, duly executed
on behalf of NCO Group, and a Stock Pledge Agreement, duly executed on behalf of NCO New York, each in substantially the form of Exhibit "F" hereto, as may be amended, modified or supplemented from time to time.

                                    (D) A Guaranty and Suretyship Agreement,
duly executed on behalf of MAB, in substantially the form of Exhibit "G" hereto, as may be amended, modified or supplemented from time to time.

                                    (E) A Security Agreement, duly executed on
behalf of MAB, in substantially the form of Exhibit "H" hereto, as may be amended, modified or supplemented from time to time.

                                    (F) Insurance Assignments, duly executed by
the Borrower, in substantially the form of Exhibit "I" hereto (as amended, modified or supplemented from time to time, the "Insurance Assignments"), in order to assign to the Lender (1) the $1,000,000 keyman life insurance policy issued by Travelers Life Insurance Company (Policy #7293181) on the lives of Michael Barrist and Charles Piola, Jr. (on a "first to die" basis), and (2) the $1,000,000 keyman life insurance policy issued by Travelers Life Insurance Company (Policy #7266517) on the life of Michael Barrist.

                           (ii) Certificates and instruments representing the
stock certificates and other instruments pledged pursuant to such Security Documents, accompanied by duly executed instruments of transfer or assignment in blank, and, to the extent required by the Security Documents, duly endorsed to the order of the Lender, in form and substance satisfactory to the Lender.

                           (iii) Evidence of the completion of all recordings
and filings of or with respect to, and of all other actions with respect to, the above Security Documents as may be necessary or, in the opinion of the Lender, desirable to create or perfect the Liens created or purported to be created by such Security Documents as valid, continuing and perfected Liens in favor of the Lender securing the Obligations, prior to all other Liens other than Permitted Liens; and evidence of the payment of any necessary fee, tax or expense relating to such recording or filing. Without limitation of the foregoing, the Lender shall receive:

                                    (A)  Proper financing statements duly
executed by the Borrowers or, in the opinion of the Lender, desirable to create or perfect such Liens in favor of the Lender.

                           (iv) Evidence of the insurance required by the terms
of the above Security Documents, containing the endorsements required by such Security Documents and this Agreement.

                           (v) Waivers of landlord's liens, warehouseman's liens
and like rights.

                           (vi) Evidence that all other actions necessary or, in
the opinion of the Lender, desirable to create, perfect or protect the Liens created or purported to be created by the above Security Documents have been taken.

                           (vii) A contemporaneous search of UCC, real property,
tax, judgment and litigation dockets and records and other appropriate registers shall have revealed no filings or recordings in effect with respect to the Collateral purported to be covered by the above Security Documents, except such as are acceptable to the Lender (it being understood that such acceptance does not limit the obligations of the Borrowers with respect to the priority of the Liens in favor of the Lender), and the Lender shall have received a copy of the search reports received as a result of the search and of the acknowledgment copies of the financing statements or other instruments required to be filed or recorded pursuant to this subsection bearing evidence of the recording of such statements or instruments at each of such filing or recording places.

                  (f) Capitalization, etc. The corporate and capital structure of each Borrower, the articles of incorporation and by-laws (or other constituent documents) of each Borrower, and the terms, conditions, amounts and holders of all equity, debt and other indebtedness, obligations and liabilities of each Borrower, shall be satisfactory to the Lender.

                  (g) Corporate Proceedings. The Lender shall have received certificates by the Secretary or Assistant Secretary of each Borrower dated as of the Second Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of each Borrower in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than 30 days before the Second Closing Date),
(ii) true copies of all corporate action taken by each Borrower relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of each Borrower executing this Agreement and the other Loan Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 30 days before the Second Closing Date showing the good standing of each Borrower in its state of incorporation and each state in which each Borrower does business.

                  (h) Insurance. The Lender shall have received a report from each Borrower's insurance broker, addressed to the Lender, satisfactory in form and substance to the Lender, as to insurance matters pertaining to such Borrower. The Lender shall have received evidence satisfactory to it that the insurance policies required by this Agreement and the other Loan Documents have been obtained, containing the endorsements required hereby and thereby.

                  (i) Financial Statements, Projections. The Lender shall have received copies of the financial statements, combining financial statements, pro forma financial statements and projections referred to in Sections 3.6, 3.7, 3.8, 3.11 and 3.12 hereof.

                  (j) Legal Opinions of Counsel to the Loan Parties. The Lender shall have received an opinion addressed to the Lender, dated the Second Closing Date, of Blank, Rome, Comisky & McCauley, and Joshua Gindin, Esquire, counsel to the Borrowers, in substantially the form attached hereto as Exhibit "J" and Exhibit "K", respectively (which are substantially the same as the opinions issued in connection with the Credit Agreement, with appropriate additional provisions which address the transactions described herein).

                  (k) Responsible Officer Certificates. The Lender shall have received certificates from a Responsible Officer of each Borrower as to such matters as the Lender may request.

                  (l) Fees, Expenses, etc. All fees and other compensation required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Second Closing Date shall have been paid or received, including but not limited to those referred to in the commitment letter.

                  (m) Interest Rate Cap. The Borrowers shall deliver to the Lender evidence satisfactory to the Lender that the Borrowers have purchased an interest rate cap agreement with a financial institution acceptable to the Lender pursuant to which the Borrowers have reduced their risk of exposure to a Prime Rate in excess of 12%. This interest rate cap agreement shall be in force until July 31, 1998 and shall apply to a minimum of $6,000,000 of Obligations.

                  (n) Management Letters. The Lender shall have received copies of the management letters issued by NCO Financial's and MAB's certified public accountants in connection with their respective audited financial statements dated December 31, 1995 (provided that MAB's management letters may be delivered within ten days of the Second Closing Date).

                  (o) MAB Acquisition. The MAB Acquisition shall have closed.

                  (p) Additional Matters. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender.

                  4.2. Conditions to All Loans. The obligation of the Lender to make any Loan is subject to performance by each Borrower of its obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

                  (a) Notice. Appropriate notice of such Loan shall have been given by the Borrowers as provided in Article 2 hereof.

                  (b) Representations and Warranties. Each of the representations and warranties made by each Borrower in Article 3 hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date.

                  (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (d) No Violations of Law, etc. Neither the making nor use of the Loans shall cause the Lender to violate or conflict with any Law.

                  (e) No Material Adverse Effect. There shall not have occurred, or be threatened, any other event, act or condition which could have a Material Adverse Effect since the last Loan.

Each request by a Borrower for any Loan shall constitute a representation and warranty by such Borrower that the conditions set forth in this Section 4.2 have been satisfied as of the date of such request. Failure of the Lender to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.2 have been satisfied as of the date such Loan is made.

                        ARTICLE 5 - AFFIRMATIVE COVENANTS

                  Each Borrower hereby covenants to the Lender as follows:

                  5.1.  Basic Reporting Requirements.

                  (a) Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Borrowers, the Borrowers shall furnish to the Lender, consolidated statements of income, cash flows and changes in stockholders' equity of the Borrowers for such fiscal year and a consolidated balance sheet of the Borrowers as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, together with all management letters issued in connection therewith. Such financial statements shall be accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Borrowers and reasonably satisfactory to the Lender. A copy of

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





the opinion of such accountants shall be delivered to the Lender and signed by such accountants. Such opinion shall be free of exceptions or qualifications not acceptable to the Lender in its reasonable discretion and in any event shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrowers as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP.

                  (b) Monthly Financial Statements. As soon as practicable, and in any event within 30 days after the end of each month, the Borrowers shall furnish to the Lender internally prepared monthly consolidating financial statements of the Borrowers, signed by a Responsible Officer of the Borrowers (which may be in the same format as those previously provided by NCO Financial).

                  (c) Quarterly Compliance Certificates. The Borrowers shall deliver to the Lender a Quarterly Compliance Certificate in substantially the form set forth as Exhibit "L" hereto, duly completed and signed by Michael Barrist, of the Borrowers concurrently with the delivery of the financial statements referred to in subsections (a) and (b). The Quarterly Compliance Certificate shall confirm that the unamortized remaining balance of all acquired delinquent pools of Accounts does not exceed $350,000, in the aggregate among all Borrowers, at any point in time. From time to time the Borrowers may seek the prior written consent of the Lender (in its sole discretion) so that the unamortized remaining cost balance of all acquired delinquent pools of accounts may exceed $350,000.

                  (d) Accountants' Certificate. Each set of financial statements delivered pursuant to Section 5.1(a) hereof shall be accompanied by management letters.

                  (e) Annual Budget. As soon as practicable, and in any event within 45 days after the start of each fiscal year, the Borrowers shall deliver to the Lender a consolidated Annual Budget, which shall include the following:

                           (i) The annual projections of profit and loss
statements, balance sheets and cash flow reports (prepared on an annual basis) for the succeeding fiscal year, together with a statement of the assumptions and estimates upon which such projections are based. The projections shall be accompanied by a cover letter stating that such projections, estimates and assumptions, as of the date of preparation thereof, are reasonable, made in good faith, consistent with the Loan Documents, and represent the Borrowers' best judgment as to such matters.

                           (ii) A summary report of any changes for the
forthcoming fiscal year to the Borrowers' business plan prepared by Siegel Management Company and previously delivered to the Lender.

                  (f) Commercial Finance Reports. As soon as practicable, and in any event within 30 days after the end of each month, the Borrowers shall furnish to the Lender a report of a Responsible Officer of the Borrowers setting forth information as to (i) receivables (which may be in the same format as regularly delivered by NCO Financial prior to the Second Closing Date), and (ii) payables (which may include, among other things, a breakout of aging and payments).

                  (g) Certain Other Reports and Information. Promptly upon their becoming available to the Borrowers, the Borrowers shall deliver to the Lender a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrowers shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange,
(ii) all reports, proxy statements, financial statements and other information distributed by the Borrowers to its stockholders, bondholders or the financial community generally, and (iii) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other material reports from outside accountants with respect to, the Borrowers.

                  (h) Further Information. The Borrowers will promptly furnish to the Lender such other information and in such form as the Lender may reasonably request from time to time.

                  (i) Notice of Certain Events. Promptly upon becoming aware of any of the following, the Borrowers shall give the Lender notice thereof, together with a written statement of a Responsible Officer of the Borrowers setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrowers:

                           (i)  Any Event of Default or Potential Default.

                           (ii) Any material adverse change in the business,
operations or condition (financial or otherwise) or prospects of any Borrower.

                           (iii) Any pending or threatened action, suit,
proceeding or investigation by or before any Governmental Authority against or affecting any Borrower, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                           (iv) Any material violation, breach or default by any
Borrower under any agreement or instrument which could have a Material Adverse Effect.

                           (v) Any material amendment or supplement to, or
extension, renewal, refinancing, or refunding of, or waiver by any other party thereto of any right under or conditions of, any agreement or instrument creating, evidencing or securing any Indebtedness of any Borrower; any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of any Borrower, and any negotiations pertaining to any of the foregoing.

                           (vi) Any Pension-Related Event. Such notice shall be
accompanied by: (A) a copy of any notice, request, return, petition or other document received by any Borrower or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan, if not previously provided.

                           (vii) Any Environmental Claim pending or threatened
against any Borrower, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Borrower that could form the basis of such Environmental Claim, which Environmental Claim, if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect.

                  (j) Visitation; Verification. Each Borrower shall permit such Persons as the Lender may designate from time to time to visit and inspect any of the properties of such Borrower, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its directors, officers, employees and independent accountants at such times and as often as the Lender may reasonably request. Each Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Lender the affairs of such Borrower. The Lender shall have the right to examine accounts, inventory and other properties and liabilities of each Borrower from time to time, and each Borrower shall cooperate with the Lender in such examination.

                  5.2. Insurance. Each Borrower shall maintain insurance on all insurable tangible Collateral against fire, flood, casualty and such other hazards as may be reasonably acceptable to the Lender in such amounts, with such deductibles and with such insurers as may be reasonably acceptable to the Lender. The policies of all such casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of the Lender under which all losses thereunder shall be paid to the Lender as the Lender's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to the Lender and shall insure the Lender notwithstanding the act or neglect of the insured. In the event any Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Lender may do so for such Borrower but such Borrower shall continue to be liable for the cost of such insurance. Each Borrower hereby appoints the Lender as its attorney-in-fact, exercisable at the Lender's option, to endorse any check which may be payable to such Borrower in order to collect the proceeds of such insurance. Any and all amount or amounts received or collected by the Lender pursuant to the provisions of this paragraph, in excess of $100,000 per year in the aggregate, may be applied by the Lender to any Obligations or to repair, reconstruct or replace the loss of or damage to Collateral as the Lender in its sole judgment may from time to time determine. Each Borrower shall furnish to the Lender from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Lender may request, and provide such other insurance and endorsements as are required by this Agreement and the other Loan Documents.

                  5.3. Payment of Taxes and Other Potential Charges and Priority Claims. Each Borrower shall pay or discharge

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Borrower or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced such Borrower need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and
(y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

                  5.4. Preservation of Corporate Status. Each Borrower shall maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable.

                  5.5. Governmental Approvals and Filings. Each Borrower shall keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof, except in connection with a Qualified IPO.

                  5.6. Maintenance of Properties. Each Borrower shall maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  5.7. Avoidance of Other Conflicts. Each Borrower shall not violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

                  (a) any Law in a manner which could cause a Material Adverse Effect,

                  (b) its articles of incorporation of by-laws (or other constituent documents), or

                  (c) any material agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

                  5.8. Financial Accounting Practices. Each Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary
(i) to permit preparation of financial statements in conformity with GAAP and
(ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.9. Use of Proceeds. Subject to the terms and conditions of this Agreement, the Borrowers shall apply the proceeds of all Loans hereunder only for working capital and acquisition financing. The Borrowers shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 3.13 hereof, or inconsistent with any other provision of any Loan Document.

                  5.10. Continuation of or Change in Business. Each Borrower shall continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and no Borrower shall engage in any other business.

                  5.11.  Employment of Management; Shareholder Status.

                  (a) NCO Group shall continue at all times to employ Michael Barrist as its President and Chief Executive Officer, and Mr. Barrist shall continue to be at all times the majority shareholder of NCO Group; provided that in the event of a Qualified IPO, Mr. Barrist shall remain as President and Chief Executive Officer (unless a replacement is hired who is reasonably satisfactory to the Lender in its sole and absolute discretion), and the requirement that he be the majority shareholder of NCO Group shall not apply.

                  (b) NCO Group shall continue at all times to employ Charles Piola, Jr., as its Executive Vice President, and Mr. Piola shall continue to be at all times a shareholder of NCO Group; provided that in the event of a Qualified IPO, the requirement that he remain as Executive Vice President shall not apply.

                  5.12. Consolidated Tax Return. No Borrower shall not file or consent to the filing of any consolidated income tax return with any Person other than another Borrower.

                  5.13. Fiscal Year. No Borrower shall change its fiscal year or fiscal quarter.

                  5.14. Bank Accounts. As additional consideration for the establishment by the Lender of the Revolving Credit Loans, each Borrower shall maintain all of its depository and disbursement accounts with the Lender, except that the Borrowers may maintain (i) accounts with PNC Bank, N.A. ("PNC Accounts"), and (ii) certain trust accounts required to be maintained by a Borrower at a bank other than the Lender. The Borrowers agree that the aggregate amount of funds contained in the PNC Accounts shall never exceed twenty percent (20%) of the "Net Realizable IPO Proceeds" (as defined below). For these purposes, "Net Realizable IPO Proceeds" shall mean the gross proceeds realized from a Qualified IPO, less (a) amounts for any commissions and expenses associated with the Qualified IPO (including any fees paid to Montgomery Securities and/or Janney Montgomery Scott, Inc.), (b) an amount necessary to pay all Revolving Credit Loans down to a zero balance, and (c) an amount necessary to pay the Final S Corp. Distribution.

                  5.15. Submission of Collateral Documents. Each Borrower shall promptly, but in no event later than twenty (20) days following the conversion of an Account to an instrument or chattel paper, notify the Lender if an Account becomes evidenced or secured by an instrument or chattel paper and, upon request of the Lender, promptly deliver any such instrument or chattel paper to the Lender.

                  5.16. Collection of Accounts. Each Borrower shall continue to collect its Accounts in the ordinary course of its business.

                  5.17. MAB/NCO New York Merger. By no later than October 5, 1996, the Borrowers shall have completed the MAB/NCO New York Merger, unless the Borrowers provide the Lender with sufficient information to justify (in the sole discretion of the Lender) delaying or electing not to complete the MAB/NCO New York Merger.

                         ARTICLE 6 - NEGATIVE COVENANTS

                  Each Borrower hereby covenants to the Lender as follows:

                  6.1.  Financial Covenants.

                  (a) Consolidated Current Ratio. The Consolidated Current Ratio shall not at any time be less than .3 to 1.00. For purposes of determining the Consolidated Current Ratio, Consolidated Current Liabilities shall include all Obligations.

                  (b) Consolidated Net Worth. As of the last day of each fiscal quarter, Consolidated Net Worth shall not at any time be less than $1,300,000, plus any increase in Consolidated Net Worth as a result of any Permitted Acquisition, a Qualified IPO (but for these purposes any increase in Consolidated Net Worth as a result of a Qualified IPO shall be reduced by the amount of the Final S Corp. Distribution), or any other issuance of capital stock, plus 90% of Consolidated Net Income. For purposes of this provision only, Consolidated Net Income shall be calculated after S corporation tax distributions and compensation dividends, but without deductions for net losses.

                  (c) Funded Debt to Consolidated EBITDA. As of the last day of each fiscal quarter, the Funded Debt to Consolidated EBITDA Ratio for the immediately preceding twelve month period shall not be more than 3.25 to 1.00. For purposes of this provision only, Stock Payments which are paid as annual compensation dividends pursuant to Section 6.6 hereof shall be included as operating expenses in the calculation of Consolidated EBITDA, but tax bonuses paid to shareholders in lieu of S corporation tax distributions and the Final S Corp. Distribution shall not be included as operating expenses of Consolidated EBITDA. In addition, for purposes of this provision only, Consolidated EBITDA shall include the pre-acquisition EBITDA, for the immediately preceeeding 12 month period, of any company acquired by any Borrower.

                  (d) Consolidated Interest Coverage Ratio. As of the end of the next full month after the Second Closing Date and as of the last day of each fiscal quarter thereafter, the Consolidated Interest Coverage Ratio for such fiscal quarter shall not be less than 3.00 to 1.00. For purposes of this provision only, Stock Payments which are paid as annual compensation dividends pursuant to Section 6.6 hereof shall be included as operating expenses in the calculation of Consolidated EBIT, but tax bonuses paid to shareholders in lieu of S corporation tax distributions and the Final S Corp. Distribution shall not be included as operating expenses in the calculation of Consolidated EBIT.

                  (e) Net Trade Accounts Receivable Ratio. On a consolidated basis, the ratio of the Borrowers' net trade accounts receivable to Obligations shall not at any time be less than .25 to 1.00, and the Borrowers may pledge cash or cash equivalents to the Lender in order to maintain this ratio; provided, however, that any bad debts shall be accounted for in a consistent manner with the most recently delivered financial statements.

                  (f) Consolidated Debt Service Coverage Ratio. As of the last day of each fiscal quarter, the Consolidated Debt Service Coverage Ratio shall not be less than 2.50 to 1.00.

                  6.2. Liens. No Borrower shall at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

                  (a) Liens pursuant to the Security Documents in favor of the Lender to secure the Obligations;

                  (b) Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in
Schedule 6.2 hereto or Liens relating to Purchase Money Indebtedness for Capital Expenditures permitted by Section 6.14;

                  (c) Liens arising from taxes, assessments, charges or claims described in Section 5.3 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.3 , provided that the aggregate amount secured by all Liens described in this Section 6.2(c) shall not at any time exceed $300,000;

"Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section
6.2 shall be construed to limit any other restriction on Liens imposed by the Security Documents or otherwise in the Loan Documents.

                  6.3. Indebtedness. No Borrower shall at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Indebtedness to the Lender pursuant to this Agreement and the other Loan Documents;

                  (b) Indebtedness of such Borrower existing on the date hereof and listed in Schedule 6.3 hereof (but not any extensions, renewals or refinancings thereof);

                  (c) Purchase Money Indebtedness;

                  (d) Accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business; and

                  (e) Capitalized Leases which are permitted as Capital Expenditures.

                  6.4. Guaranties, Indemnities, etc. No Borrower shall be or become subject to or bound by any Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Guaranty Equivalents which in the aggregate do not exceed $100,000 at any one time among all Borrowers, except for a guaranty executed in favor of The Uniland Partnership, L.P., in connection with the MAB Acquisition (a copy of which has been delivered to the Lender);

                  (b) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (c) Indemnities by a Borrower of the liabilities of its directors or officers in their capacities as such pursuant to provisions presently contained in their articles of incorporation or by-laws (or other constituent documents) or as permitted by Law.

                  6.5. Loans, Advances and Investments. No Borrower shall at any time make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Loans and investments existing on the date hereof and listed in Schedule 6.5 hereof, which reflects the results of the NCO Reorganization (but not any amendments, extensions or refinancings thereof);

                  (b) Receivables owing to such Borrower arising from sales of inventory under usual and customary terms in the ordinary course of business;

                  (c) Demand advances to officers and employees of a Borrower to meet expenses incurred by such officers and employees in the ordinary course of business and in amounts at any time outstanding not exceeding $5,000 to any one officer or employee and $10,000 in the aggregate among all Borrowers; and

                  (d) Cash Equivalent Investments and securities held on the Second Closing Date in the PNC Accounts, and, after a Qualified IPO, marketable securities listed on a major stock exchange and Cash Equivalent Investments in an initial amount which does not exceed twenty percent (20%) of the Net Realizable IPO Proceeds; provided, however, that the aggregate total market value of all of the foregoing shall not exceed thirty percent (30%) of the Borrowers' consolidated cash, Cash Equivalent Investments and marketable securities; and

                  (e) Loans from a Borrower to another Borrower, provided that the Borrowers shall cause any such loans to be evidenced by a promissory note, which shall immediately be delivered to the Lender as Collateral. provided, however, that the total amount of loans, advances and investments described in subsections (a) through (d) above shall not exceed $50,000 at any one time, but excluding certain existing promissory notes to 1710/20 Sentry East Associates limited partnership, 1730 Sentry East Associates limited partnership, and 1740 Sentry East Associates limited partnership, in an aggregate amount which does not exceed $250,000 (and which shall each be satisfied in conection with a Qualified IPO).

                  6.6.  Dividends and Related Distributions.

                  (a) No Borrower shall declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except that NCO Financial may make Stock Payments to shareholders who are officers of NCO Financial in such amounts as may be required to permit such shareholders to pay their federal and state income taxes arising as a result of NCO Financial's S corporation status and for the Final S Corp. Distribution, but such Stock Payments must be made in accordance with applicable federal and state laws governing S corporations.

                  (b) Prior to a Qualified IPO, the Borrowers shall not pay total annual compensation in excess of the following amounts to the following individuals:

                  Michael Barrist                   $201,634
                  Charles Piola, Jr.                $201,634
                  Bernie Miller                     $136,103
                  Annette Barrist                   $ 45,872

The amount of the above base salaries may be adjusted annually for increases in the Consumer Price Index.

                  (c) Except for the Final S Corp. Distribution which may be paid pursuant to Section 6.6(e) of this Agreement, the Borrowers shall not pay Stock Payments as total annual compensation dividends in excess of the lesser of $450,000 or 15% of the Borrowers' most recent fiscal year end consolidated pre-tax income. For purposes of this provision, "pre-tax income" shall mean pre-tax income of the Borrowers, plus 100% of any withheld bonuses for tax purposes. For purposes of this provision, shareholders who are officers of NCO Financial may take part of their tax distribution in the form of a 100% withheld bonus.

                  (d) By no later than April 15, 1997, NCO Financial shall deliver to the Lender a certificate or report, dated as of the date of the annual audited financial statements, by an accounting firm acceptable to the Lender providing information satisfactory to the Lender regarding tax distributions by NCO Financial to shareholders for S corporation federal and state taxes for 1996 and regarding the Final S Corp. Distribution.

                  (e) The Final S Corp. Distribution, but only if all outstanding Revolving Credit Loans have been paid down to a zero balance.

                  6.7. Sale-Leasebacks. No Borrower shall at any time enter into or suffer to remain in effect any transaction to which such Borrower is a party involving the sale, transfer or other disposition by such Borrower of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

                  6.8. Leases. No Borrower shall at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Operating leases of equipment or office space used by the lessee in the ordinary course of business;

                  (b) Leases cancellable by the lessee without penalty on not more than 90 days' notice; and

                  (c) Capitalized Leases permitted under Section 6.3 hereof.

                  (d) Leases for the Buffalo, N.Y. and Denver, CO. offices of MAB, in connection with the MAB Acquisition (copies of which have previously been delivered to the Lender).

                  6.9. Mergers, Acquisitions, etc. Except for the MAB/NCO New York Merger, no Borrower shall (v) merge with or into or consolidate with any other Person, (w) liquidate, wind-up, dissolve or divide, (x) except for Permitted Acquisitions, acquire all or any substantial portion of the properties of any going concern or going line of business, (y) except for Permitted Acquisitions, acquire all or any substantial portion of the properties of any other Person, or (z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing; provided, however, that the Borrowers may seek the prior written consent of the Lender for an acquisition which is not a Permitted Acquisition, but in connection with considering the Borrowers' request, the Lender may require appropriate third party due diligence regarding the proposed acquisition.

                  6.10. Dispositions of Properties. No Borrower shall sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) The Borrowers may sell inventory in the ordinary course of business;

                  (b) The Borrowers may dispose of equipment which is obsolete or no longer useful in the business of such Borrower, provided, that an amount equal to the Net Cash Proceeds of such disposition shall be paid as a mandatory prepayment in accordance with Section 2.7 hereof; and

                  (c) The Cash Equivalent Investments and securities described in Section 6.5(d).

By way of illustration, and without limitation, it is understood that the following are dispositions of property subject to this Section 6.10: any disposition of accounts, chattel paper or general intangibles, with or without recourse, any disposition of any leasehold interest. Nothing in this Section
6.10 shall be construed to limit any other restriction on dispositions of property imposed by the Security Documents or otherwise in the Loan Documents.

                  6.11. Issuance of Stock. No Borrower shall issue, sell, otherwise dispose or suffer to remain outstanding, voluntarily or involuntarily, any additional shares of capital stock, or any options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate such Borrower to issue any shares of its capital stock, except:

                  (a) Shares of capital stock outstanding on the date hereof and set forth on Schedule 3.15 hereof;

                  (b) Warrants, options, and convertible notes, which are not callable or redeemable prior to the Revolving Credit Maturity Date, and which are issued:

                           (i) in connection with the NCO 1996 Stock Option
Plan, with a strike price which shall not be less than fair market value at the time the NCO 1996 Stock Option Plan was adopted, or

                           (ii) as additional consideration in connection with
Permitted Acquisitions, with a strike price which shall not be less than fair market value at the time the warrants, options or convertible notes were issued in connection with a Permitted Acquisition; and

                  (c) In connection with a Qualified IPO.

                  6.12. Dealings with Affiliates. No Borrower shall enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Borrower, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Existence and performance of contracts, agreements and arrangements in existence as of the date hereof and set forth in Schedule 6.12 hereof; and

                  (b) Directors, officers and employees of a Borrower may be compensated for services rendered in such capacity to such Borrower, provided that such compensation is in good faith and on terms no less favorable to such Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, and the board of directors of such Borrower (including a majority of the directors having no direct or indirect interest in such transaction) approve the same.

                  (c) Transactions in the ordinary course of business and consistent with past practices between one Borrower and another Borrower, in good faith and on terms no less favorable to either Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person; and

                  (d) Other transactions with Affiliates in good faith and on terms no less favorable to a Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person.

                  6.13. Acquired Delinquent Pools of Accounts. The Borrowers shall not acquire delinquent pools of Accounts to the extent that the unamortized remaining balance on the Borrowers' consolidated balance sheet for all such acquired pools shall exceed $350,000, in the aggregate among all Borrowers, at any given point in time. From time to time the Borrowers may seek the prior written consent of the Lender (in its sole discretion) so that the unamortized remaining balance of all acquired delinquent pools of accounts may exceed $350,000.

                  6.14. Capital Expenditures. No Borrower shall make any Capital Expenditures on or after the date hereof, except for Capital Expenditures not in excess of $1,000,000, in the aggregate among all Borrowers, in any rolling four quarter period; provided, however, that the Borrowers may carry forward into the future for purposes of this provision no more than $500,000 in unspent Capital Expenditures per rolling four quarter period, but the total amount of such unspent Capital Expenditures carried forward may not exceed $1,000,000 in the aggregate at any one time. For purposes of this provision, (a) all leases, except for real estate leases and automobile leases, shall be deemed to be Capitalized Leases and therefore shall be accounted for as a Capital Expenditure, and (b) Purchase Money Indebtedness shall be accounted for as a Capital Expenditure.

                  6.15. Limitations on Modification of Certain Agreements and Instruments. No Borrower shall materially amend, modify or supplement materially its articles of incorporation or by-laws (or similar constituent documents), except in connection with a Qualified IPO.

                  6.16. Limitation on Payments of Purchase Money Indebtedness. No Borrower shall directly or indirectly, pay, prepay, purchase, redeem, retire, defease or acquire, or make any payment (on account of principal, interest, premium or otherwise) of, or grant or suffer the existence of any Lien on any of its property (now owned or hereafter acquired) to secure any indebtedness, obligation or liability with respect to, or amend, modify or supplement any of the terms and conditions of, any Purchase Money Indebtedness, or, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except that so long as no Event of Default or Potential Default has occurred, the Borrowers may pay principal and interest on Purchase Money Indebtedness when due, to the extent consistent with the subordination provisions of such Purchase Money Indebtedness.

                  6.17. Limitation on Other Restrictions on Liens. No Borrower shall enter into, become or remain subject to any agreement or instrument to which such Borrower is a party or by which its properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owed or hereafter required), except the Loan Documents and any Liens relating to Purchase Money Indebtedness for Permitted Capital Expenditures pursuant to Section 6.14.

                  6.18. Limitation on Other Restrictions on Amendment of the Loan Documents, etc. No Borrower shall enter into, become or remain subject to any agreement or instrument to which such Borrower is a party or by which any Borrower or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents, except for the Loan Documents.

                              ARTICLE 7 - DEFAULTS

                  7.1. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) Any Borrower shall fail to pay when due principal of any Loan.

                  (b) Any Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document.

                  (c) Any representation or warranty made or deemed made by any Borrower in or pursuant to or in connection with any Loan Document, or any statement made by any Borrower in any financial statement, certificate, report, exhibit or document furnished by any Borrower to the Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  (d) Any Borrower shall default in the performance or observance of any covenant contained in this Agreement; provided, however, that with respect to Section 6.6, such default may be cured by the return of the Borrowers, in the form of equity, of any dividends or distributions in excess of the permitted amounts in Section 6.6 (as long as such excess dividends or distributions have not exceeded $25,000 in the immediately preceeding 12 months.)

                  (e) Any Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under Section 5.1 hereof such default shall have continued for a period of ten days and (ii) in the case of any other default such default shall have continued for a period of ten (10) days after the Lender has sent notice of such default (as long as such ten (10) day period does not extend more than thirty (30) days beyond the date of occurrence of such default) provided that such default is capable of being cured (which shall be determined in the sole and absolute discretion of the Lender.)

                  (f) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation; provided, that if a Cross-Default Event would have occurred with respect to a Cross-Default Obligation but for the grant of a waiver or similar indulgence, a Cross-Default Event shall nevertheless be deemed to have occurred if any Borrower directly or indirectly gave or agreed to give any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral). As used herein, "Cross-Default Obligation" shall mean any Indebtedness or Guaranty Equivalent of any Borrower in which the principal obligation of such Borrower exceeds $100,000, or any agreement or instrument creating, evidencing or securing such Indebtedness or Guaranty Equivalent. As used herein, "Cross-Default Event" with respect to a Cross- Default Obligation shall mean the occurrence of any default, event or condition which causes any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

                  (g) One or more judgments for the payment of money shall have been entered against any Borrower, which judgment or judgments exceed $100,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty consecutive days.

                  (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $100,000 shall have been issued against any Borrower or any of their properties and shall have remained undischarged and unstayed for a period of thirty consecutive days.

                  (i) Any Governmental Action now or hereafter made by or with any Governmental Authority required in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been materially modified or amended or shall have been held to be illegal or invalid, and the Lender shall have determined in good faith (which determination shall be conclusive) that such event or condition could have a Material Adverse Effect.

                  (j) Any Security Document shall cease to be in full force and effect, or any Lien created or purported to be created in any Collateral pursuant to any Security Document shall fail to be valid, enforceable and perfected Lien in favor of the Lender securing the Obligations, prior to all other Liens, or any Borrower or any Governmental Authority shall assert any of the foregoing.

                  (k) Any Loan Document or term or provision thereof shall cease to be in full force and effect, or any Borrower shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of any Borrower thereunder, and the result of which is a material effect on the rights and remedies of the Lender under the Loan Documents.

                  (l) The Lender shall have determined in good faith that an event or condition has occurred which will have a Material Adverse Effect.

                  (m) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

                  (n) Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred in respect of any Borrower, and the Lender shall determine in good faith (which determination shall be conclusive) that such events or conditions, individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person, (ii) the existence of any pending or threatened Environmental Claim against any such Person, or the existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

                  (o)  A Change of Management shall have occurred.

                  (p) A proceeding shall have been instituted in respect of any Borrower:

                           (i) seeking to have an order for relief entered in
respect of any Borrower, or seeking a declaration or entailing a finding that any Borrower is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to any Borrower, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                           (ii) seeking appointment of a receiver, trustee,
liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty consecutive days.

                  (q) Any Borrower shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its or his business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.1(p)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert for a period of sixty consecutive days in a timely and appropriate manner) a proceeding described in Section 7.1(p)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

                  7.2.  Consequences of an Event of Default.

                  (a) If an Event of Default specified in subsections (a) through (p) of Section 7.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lender shall be under no further obligation to make Loans hereunder, and the Lender may, by notice to the Borrowers, from time to time do any or all of the following:

                           (i) Declare the Revolving Credit Commitment
terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                           (ii) Declare the unpaid principal amount of the
Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (b) If an Event of Default specified in subsection (q) or (r) of Section 7.1 hereof shall occur or exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Revolving Credit Commitment shall automatically terminate and the Lender shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                            ARTICLE 8 - MISCELLANEOUS

                  8.1. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  8.2. Records. The unpaid principal amount of the Loans owing to the Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Revolving Credit Committed Amount, and the accrued and unpaid Revolving Credit Commitment Fees shall at all times be ascertained from the records of the Lender, which shall be conclusive absent manifest error.

                  8.3. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Lender and the Borrowers may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, releasing any Collateral, or changing in any manner the rights and duties of the Borrowers or the Lender. Any such amendment, modification or supplement made by Borrowers and the Lender in accordance with the provisions of this Section shall be binding upon the Borrowers and the Lender. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  8.4. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

                  8.5.  Notices.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed and facsimile communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or facsimile transmission (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Lender or the Borrowers shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or facsimile communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

                  (b) The Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of any Borrower, and the Lender shall have no duty to verify the identity or authority of any Person giving such notice.

                  8.6.  Expenses; Taxes; Indemnity.

                  (a) Each Borrower agrees to pay or cause to be paid and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) the creation, perfection or protection of the Lender's Lien on any Collateral, (B) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any Collateral, including without limitation advances for storage, insurance premiums, transportation charges, taxes, filing fees and the like, (C) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Lender, and (D) any litigation, proceeding, dispute, workout, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                  (b) Each Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and each Borrower agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                  (c) Each Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, reasonable out of pocket expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by any Borrower; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; any grant of Collateral; or any exercise by the Lender or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of each Borrower under this subsection (c), or any other indemnification obligation of such Borrower hereunder or under any other Loan Document, are unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  8.7.  Severability; Joint and Several Liability;
                        Presumptions.

                  (a) Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  (b) Maximum Amount of Joint and Several Liability. Without limiting the preceding subsection (a), to the extent that mandatory and non-waivable provisions of applicable Law (including but not limited to any applicable Laws pertaining to fraudulent conveyance or fraudulent transfer, and any applicable business corporation or partnership Law) otherwise would render the full amount of any Borrower's obligations hereunder and under any other Loan Documents invalid or unenforceable, such Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

                  (c) Limitation on Amount of Liability Presumed Not to Apply. Notwithstanding anything to the contrary in this Section 8.7 or elsewhere in this Agreement, this Agreement shall be presumptively valid and enforceable to its fullest extent in accordance with its terms, as if this Section 8.7 were not a part of this Agreement.

                  8.8. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                  8.9. Duration; Survival. All representations and warranties of each Borrower contained herein or in any other in the Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of, this Agreement or any other Loan Document, any investigation by or knowledge of the Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of each Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as such Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of each Borrower hereunder or under any other Loan Document to make payments to or indemnify the Lender shall survive the payment in full of all other Obligations, termination of such Borrower's right to borrow hereunder, and all other events and conditions whatever.

                  8.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  8.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrowers shall not be required to make any payment to or for the account of any Lender, and the Lender shall promptly refund any payment made by the Borrowers, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

                  8.12. Set-Off. Each Borrower hereby agrees that if an Event of Default or Potential Default shall have occurred and be continuing or shall exist and if any Obligation of any Borrower shall be due and payable (by acceleration or otherwise), the Lender shall have the right (except with respect to trust accounts established by a Borrower on behalf of its customers), without notice to such Borrower, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to such Borrower by the Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by such Borrower with the Lender. Such right shall be absolute and unconditional in all circumstances (except with respect to trust accounts established by a Borrower on behalf of its customers) and, without limitation, shall exist whether or not the Lender or any other Person shall have given notice or made any demand to such Borrower, whether such indebtedness, obligation or liability owed to such Borrower is contingent, absolute, matured or unmatured (it being agreed that the Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such set-off), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender. The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which the Lender may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any other Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of the Lender.

                  8.13.  Successors and Assigns; Participations;
                         Assignments.

                  (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lender, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

                  (b) Participations. The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by it); provided, that

                           (i) the Lender's obligations under this Agreement
and the other Loan Documents shall remain unchanged,

                           (ii) the Lender shall remain solely responsible to
the Borrower hereto for the performance of such obligations,

                           (iii) the Borrowers shall continue to deal solely
and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

                           (iv) such Participant shall not be a competitor of
any Borrower.

                  (c) Financial and Other Information. Each Borrower authorizes the Lender to disclose to any Participant (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning such Borrower and its affiliates which has been or may be delivered to such Person by or on behalf of such Borrower in connection with this Agreement or any other Loan Document or such Person's credit evaluation of such Borrower and its affiliates; provided that the Lender shall notify such Borrower of the identity of the transferee and shall obtain a commercially reasonable confidentiality letter (a copy of which shall be provided to the Borrowers) with respect to the disclosure of such information, in accordance with applicable Law.

                  (d) Assignments to Federal Reserve Bank. The Lender may at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it to a Federal Reserve Bank. No such assignment shall relieve the Lender from its obligations hereunder.

                  8.14.  Governing Law; Submission to Jurisdiction:
                         Waiver of Jury Trial; Limitation of Liability.

                  (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                  (b) Certain Waivers. EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                           (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY
ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE

OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN PHILADELPHIA AND MONTGOMERY COUNTIES, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                           (ii)  WAIVES ANY OBJECTION WHICH IT MAY HAVE AT
ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE BORROWER;

                           (iii)  CONSENTS AND AGREES TO SERVICE OF ANY
SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                           (iv)  WAIVES THE RIGHT TO TRIAL BY JURY IN ANY
RELATED LITIGATION.

                  (c) Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY BORROWER AGAINST THE LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY

SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

ATTEST:                                        NCO GROUP, INC.

By /s/ JOSHUA GINDIN                           By /s/ MICHAEL J. BARRIST
  ------------------------                       -----------------------
   Title:                                        MICHAEL J. BARRIST
                                                 Title:  President and Chief
                                                         Executive Officer

[Corporate Seal]

ATTEST:                                        NCO FINANCIAL SYSTEMS, INC.

By /s/ JOSHUA GINDIN                           By /s/ MICHAEL J. BARRIST
  ------------------------                       -----------------------
   Title:                                        MICHAEL J. BARRIST
                                                 Title:  President and Chief
                                                         Executive Officer

[Corporate Seal]

ATTEST:                                        NCO FUNDING, INC.

By /s/ JOSHUA GINDIN                           By /s/ MICHAEL J. BARRIST
  ------------------------                       -----------------------
   Title:                                        MICHAEL J. BARRIST
                                                 Title:  President and Chief
                                                         Executive Officer

[Corporate Seal]

ATTEST:                                        NCO OF NEW YORK, INC.

By /s/ JOSHUA GINDIN                           By /s/ MICHAEL J. BARRIST
  ------------------------                       -----------------------
   Title:                                        MICHAEL J. BARRIST
                                                 Title:  President and Chief

                                                 Executive Officer

[Corporate Seal]

                                          Address for Notices to each Borrower:
                                          -------------------------------------
                                          c/o NCO Group, Inc.
                                          1740 Walton Road
                                          Blue Bell, PA 19422-0987
                                          Attn: MICHAEL J. BARRIST
                                          Telephone: (610) 832-1400
                                          Facsimile: (610) 832-1435

with copies to:                           BLANK, ROME, COMISKY & McCAULEY
                                          Four Penn Center Plaza
                                          Philadelphia, PA 19103
                                          Attn:  Joel C. Shapiro, Esq.
                                          Telephone:  (215) 569-5476
                                          Facsimile:  (215) 569-5555


and to:                                   JOSHUA GINDIN, ESQ.
                                          1700 Two Logan Square
                                          18th & Arch Streets
                                          Philadelphia, PA 19103
                                          Telephone:  (215) 567-5830
                                          Facsimile:  (215) 636-0366


                                          MELLON BANK, N.A.

                                          By /s/LIZ A. MELLACE
                                            -----------------------------------
                                            LIZ A. MELLACE

                                            Title:  Assistant Vice President

                                          Address for Notices:

                                          Plymouth Meeting Executive Campus
                                          610 West Germantown Pike
                                          Suite 200
                                          Plymouth Meeting, PA 19462
                                          Attn:  LIZ A. MELLACE
                                          Telephone:  (610) 941-8423
                                          Facsimile:  (610) 941-4136

with a copy to:                           REED SMITH SHAW & McCLAY

                                          2500 One Liberty Place
                                          Philadelphia, PA 19103
                                          Attn: Ben Burke Howell, Esq.
                                          Telephone: (215) 851-8172
                                          Facsimile: (215) 851-1420

                              SCHEDULES TO AMENDED AND
                              RESTATED CREDIT AGREEMENT

                                  SCHEDULE 3.1

                                CORPORATE STATUS
                                ----------------

      (a) NCO Financial's state of incorporation is Pennsylvania.

      (b) NCO Financial is qualified to do business as a foreign corporation in the following states:

                1.  North Carolina

                2.  Arkansas

                3.  West Virginia

                4.  Massachusetts

                5.  New Jersey

                6.  Delaware

      (c) NCO Group, Inc.'s state of incorporation is Pennsylvania.

      (d) NCO Funding, Inc.'s state of incorporation is Delaware.

      (e) NCO of New York, Inc.'s state of incorporation is New

York.

                                  SCHEDULE 3.8

                       ABSENCE OF UNDISCLOSED LIABILITIES
                       ----------------------------------


There are no undisclosed liabilities

                                  SCHEDULE 3.11

                                   PROJECTIONS
                                   -----------


         All projections required by Section 3.11 have previously been submitted by the Borrowers to Lender.

                                  SCHEDULE 3.14

                                  PARTNERSHIPS
                                  ------------


                                      NONE

                                  SCHEDULE 3.15

               OWNERSHIP AND CONTROL - NCO FINANCIAL SYSTEMS, INC.
               ---------------------------------------------------


Authorized Capitalization:                         100,000 shares common stock

Stock, issued and outstanding:                     90,495 shares (not including
                                                   Stock Option Plan)

         Record Owners:                            100% - NCO Group, Inc.

                                  SCHEDULE 3.15

                  OWNERSHIP AND CONTROL - NCO OF NEW YORK, INC.
                  ---------------------------------------------


Authorized Capitalization:                       200 shares common stock

Stock, issued and outstanding:                   200 shares (not including
                                                 Stock Option Plan)

        Record Owners:                           100% owned by NCO Group, Inc.

                                  SCHEDULE 3.15

                    OWNERSHIP AND CONTROL - NCO FUNDING, INC.
                    -----------------------------------------


Authorized Capitalization:                    1,000 shares common stock

Stock, issued and outstanding:                1,000 shares (not including
                                              Stock Option Plan)

     Record Owners:                           100% owned by NCO Group, Inc.

                                  SCHEDULE 3.15

                     OWNERSHIP AND CONTROL - NCO GROUP, INC.
                     ---------------------------------------


         Authorized Capitalization:          200,000 shares common stock

         Stock, issued and outstanding:      90,495 shares (not including
                                             Stock Option Plan)

               Record Owners:

                    Michael Barrist          -    50,723 shares/ 56.05%

                    Annette H. Barrist       -     6,877 shares/ 7.6%

                    Charles C. Piola, Jr.    -    28,370 shares/ 31.35%

                    Bernie Miller            -     4,525 shares/ 5%


          Stock option Plan: 4762 for 1995 Stock Option Plan

                                  SCHEDULE 3.19

                         PROPERTY AND BUSINESS INSURANCE
                         -------------------------------


                  Attached hereto is a copy of a Certificate of Insurance for the period 9/l/96 - 9/l/97 setting forth all property and business insurance currently maintained by Borrower.

                                  SCHEDULE 3.21

                              INTELLECTUAL PROPERTY
                              ---------------------


                                      NONE

                                  SCHEDULE 3.24

                              ENVIRONMENTAL MATTERS
                              ---------------------


                                      NONE

                                  SCHEDULE 3.26


                                      NAMES
                                      -----


NCO Financial and MAB conduct business solely under the name NCO Financial Systems, Inc. and Management Adjustment Bureau, Inc., respectively, except that NCO Financial conducts business on occasion under the names of "B. Richard Miller", "Sentry Group", "National Collection Office", "Collection Service Division of Transamerica", and "Eastern Collection Services".

                                  SCHEDULE 6.2


                                      LIENS
                                      -----


The amount of any liens securing obligations or arising from taxes, assessments, charges or claims in existence for which the Borrowers are liable is NONE. Except as set forth on the attached Schedule 3.19, the amount of any liens securing obligations or arising from taxes, assessments, charges or claims in existence for which Management Adjustment Bureau, Inc. is liable is NONE.

                                  SCHEDULE 6.3


The amount of any indebtedness in existence for which NCO Financial is liable or may become liable, other than the exceptions as stated in Section 6.3, is NONE, except as may be permitted in the Security Agreement executed by Management Adjustment Bureau, Inc. of even date herewith.

                           NCO FINANCIAL SYSTEMS, INC.
                                CREDIT AGREEMENT
                                  SCHEDULE 6.5

Loans and investments owned by NCO Financial as of the date of this agreement are as follows:

         Investments held by PNC as reflected in the attached statement of account.

                                  SCHEDULE 6.12

                       PERMITTED DEALINGS WITH AFFILIATES
                       ----------------------------------


1. Lease Agreement between NCO Financial and its Affiliate, 1740 Sentry East Associates, for the premises 1740 Walton Road, Blue Bell, PA, Borrower's corporate office.

2. Lease Agreement between NCO Financial and its Affiliate, 1730 Sentry East Associates, for office space at 1730 Walton Road, Blue Bell, PA.

3. Lease Agreement between NCO Financial and its Affiliate, 1710-20 Sentry East Associates, for office space at 1710-20 Walton Road, Blue Bell, PA.